Exhibit 99.1

INOVALON REPORTS THIRD QUARTER 2017 RESULTS

Third Quarter 2017 Highlights

•	Third quarter revenue of $115.9 million, up 10% year-over-year and up 5% sequentially

•	Third quarter net income of $8.2 million, resulting in diluted net income of $0.06 per share

•	Third quarter Non-GAAP net income of $12.6 million, resulting in Non-GAAP diluted net income of $0.09 per share

•	Third quarter Adjusted EBITDA of $30.8 million, up 17% year-over-year

•	Third quarter Adjusted EBITDA margin of 26.6%, up 160 basis points year-over-year and 150 basis points sequentially

•	MORE[2] Registry® dataset unique patient count of 231 million, up 65% year-over-year

•	Raising 2017 net income and Non-GAAP diluted net income per share guidance

Please refer to our Third Quarter 2017 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides that will be referenced during the Company’s conference call.

BOWIE, Md. – November 1, 2017 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models across the healthcare ecosystem, today announced financial results for the third quarter of 2017.

“Our third quarter results demonstrate strong execution and momentum in our business on many levels,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “As healthcare’s transformation from volume-based to value-based models advances, the Inovalon ONE™ Platform is seeing very positive market demand and adoption. While notably highlighted by our announced engagements with four national health plans over recent months, the broad-based demand we are seeing is also demonstrated by our healthy pipeline of high-value opportunities and significant interest from clients and prospects across many sectors of healthcare. The acknowledgements of Inovalon’s differentiated capabilities within this increasingly data-driven industry lead us to be evermore confident about our leadership vision, value demonstration and financial performance in the fourth quarter and well beyond.”

Third Quarter 2017 Financial Results

•
Revenue for the third quarter of 2017 was $115.9 million, a year-over-year increase of 10% compared with $105.0 million for the third quarter of 2016, and a sequential increase of 5% compared with $110.6 million for the second quarter of 2017.

•
Cost of revenue for the third quarter of 2017 was $38.4 million, or 33.2% of revenue, compared with $35.4 million, or 33.7% of revenue for the third quarter of 2016, and $37.2 million, or 33.6% of revenue for the second quarter of 2017. This translates into gross margin for the third quarter of 2017 of 66.8%, a year-over-year increase of 50 basis points compared with 66.3% for the third quarter of 2016, and a sequential increase of 40 basis points compared with 66.4% for the second quarter of 2017.

•
Net income for the third quarter of 2017 was $8.2 million, resulting in diluted net income per share of $0.06, compared with $7.8 million and $0.05 per share, respectively, for the third quarter of 2016, and $5.5 million and $0.04 per share, respectively, for the second quarter of 2017.

•
Adjusted EBITDA for the third quarter of 2017 was $30.8 million, a year-over-year increase of 17% compared with $26.3 million for the third quarter of 2016, and a sequential increase of 11% compared with $27.7 million for the second quarter of 2017. Adjusted EBITDA margin for the third quarter of 2017 was 26.6%, a year-over-year increase of 160 basis points compared with 25.0% for the third quarter of 2016, and a sequential increase of 150 basis points compared with 25.1% for the second quarter of 2017.

•
Non-GAAP net income for the third quarter of 2017 was $12.6 million, resulting in Non-GAAP diluted net income per share of $0.09, compared with $15.4 million and $0.10 per share, respectively, for the third quarter of 2016, and $11.8 million and $0.08 per share, respectively, for the second quarter of 2017.

•	Net cash provided by operating activities for the first nine months of 2017 was $80.9 million, a year-over-year increase of 18% compared with $68.6 million for the first nine months of 2016.

“In addition to its technological advancements and sales expansion, the Company has made strong progress in transitioning its business to an increasingly subscription-based model,” said Chris Greiner, chief financial officer and chief operating officer of Inovalon. “This transition is best illustrated by the sequential improvement we are seeing throughout the P&L and balance sheet. In the third quarter, revenue, margins, and cash flow all showed strong performance on both a year-over-year and sequential basis, driven by expanding Inovalon ONE™ Platform mix, strong core operating leverage and solid acquisition contribution.”

Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Strong Year-Over-Year and Sequential Financial Performance. Third quarter 2017 revenue of $115.9 million was ahead of the midpoint of the Company’s expected range, growing 10% year-over-year and 5% sequentially. Gross margin of 66.8% in the third quarter improved by 50 basis points on a year-over-year basis and 40 basis points on a sequential basis, representing continued operating leverage from both technology-enabled efficiencies and higher-margin offering mix. The Company’s continuing investments in cloud-based platform offerings, connectivity, modularity, compute power, natural language processing, machine learning and technology-enabled automation continue to yield strong returns and drive significant demand in the marketplace. Lower G&A expense as a percentage of revenue in the third quarter of 2017 on both a year-over-year and sequential basis, coupled with the increase in gross margin, drove Adjusted EBITDA of $30.8 million, above the Company’s expected range, and Adjusted EBITDA margin of 26.6%, representing expansion of 160 basis points year-over-year and 150 basis points sequentially. The Company's strong financial performance, coupled with improving accounts receivable days sales outstanding (DSOs), drove year-to-date net cash provided by operating activities of $80.9 million, up 18% from the comparable period a year ago.

•
The Inovalon ONE™ Platform Seeing Strong Market Demand and Adoption. The Company witnessed significant market validation of the Inovalon ONE™ Platform in the third quarter of 2017, increasing the number of national health plan wins year-to-date to four by bringing the nation’s largest health plan on to the Platform, as well as signing engagements with multiple leading state and regional players. The Company also continues to migrate a significant number of existing clients onto the Inovalon ONE™ Platform, enabling access to greater speed and broader functionality for clients, and increased operating efficiencies and cross-sell opportunities for the Company. More broadly, in the third quarter of 2017, Inovalon saw total annualized revenue from new business signings increase by 546% over the prior year’s third quarter, and average revenue per opportunity increase by 370% on the same basis. On a year-to-date basis, these metrics are up 66% and 163% year-over-year, respectively.

•
Significant Data and Cloud Compute Expansion. During the third quarter of 2017, Inovalon achieved significant ongoing expansion of its healthcare ecosystem connectivity, datasets, and cloud compute capacity reflecting both expanded capabilities of the Company, as well as increased Platform utilization by the Company’s growing client base. At the end of the third quarter of 2017, Inovalon had achieved direct electronic health record (EHR) system connectivity with more than 117,000 physicians, representing growth of nearly 200% on a year-over-year basis. Data within the Company’s proprietary MORE[2] Registry® dataset continued to expand with a unique patient count of 231 million and medical event count of more than 34.3 billion, up 65% and 187%, respectively, on a year-over-year basis. The Company continues to be in the process of integrating the growing influx of data into its Platform and therefore expects continued strong expansion of these proprietary datasets in the fourth quarter. Also during the third quarter, Inovalon significantly expanded its cloud computing environments in support of the growing demand for the Inovalon ONE™ Platform. Reflecting this increasing Platform demand, the Company saw its trailing 12-month Patient Analytics Months (PAM) metric increase to more than 36.6 billion, an increase of 45% on a year-over-year basis and 17% on a sequential basis. Inovalon’s proprietary datasets, along with the analytics and insights they power, extensive industry connectivity, and cloud-based Platform speed and capabilities represent significant and increasing differentiators for the Company in the healthcare marketplace.

•
Expect Approximately 23% Year-over-Year Revenue Growth in Q4 2017 at the Midpoint of Guidance. With the Company seeing a return to growth in 2H 2017 materialize as expected, Inovalon expects year-over-year revenue growth to further accelerate in the fourth quarter of 2017 on both a reported and organic basis. Specifically, year-over-year revenue growth in the fourth quarter of 2017 is expected to be approximately 23% on a reported basis and approximately 19% on an organic basis at the midpoint of 2017 guidance. In addition, given the expected top-line growth, as well as continued benefit from pricing, favorable offering mix, and technology-enabled efficiencies, Inovalon expects to see continued strong expansion of profitability in the fourth quarter of 2017 and expansion of profitability in 2H 2017 versus 1H 2017 and the year-ago period.

Other Financial Data and Key Metrics

The following constitute other financial and key metrics which are presented quarterly.

•
Growth of Datasets: At September 30, 2017, the MORE[2] Registry® dataset contained 231 million unique patient counts and more than 34.3 billion medical event counts, increases of 65% and 187%, respectively, compared with September 30, 2016.

•
Investment in Innovation: For the quarter ended September 30, 2017, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models was $19.9 million, or 17% of revenue, an increase of $6.7 million, or 51%, compared to the prior year period.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to more than 36.6 billion as of September 30, 2017, an increase of 45% as compared with September 30, 2016.

Please see the Company’s filings with the Securities and Exchange Commission (SEC) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

During the third quarter of 2017, Inovalon continued to repurchase shares of its Class A common stock in the open market, pursuant to its previously-announced share repurchase program, repurchasing approximately 1.5 million shares of Class A common stock for a total of $19.8 million. This brings the total number of shares repurchased from the open market since the start of the repurchase program to approximately 12.7 million shares. As of September 30, 2017, approximately $28.8 million remained available to repurchase shares under the Company’s share repurchase program. As of October 27, 2017, the Company had 64.7 million shares of Class A common stock outstanding and 81.2 million shares of Class B common stock outstanding.

2017 Financial Guidance

Inovalon is updating full-year 2017 guidance previously provided by the Company on August 2, 2017, increasing net income, diluted net income per share, and Non-GAAP diluted net income per share.

Financial Metric	Updated Guidance Range Provided November 1, 2017	Previous Guidance Range Provided August 2, 2017
Revenue	$447.1 million to $459.3 million	$447.1 million to $459.3 million
Net income	$20.0 million to $24.0 million	$18.0 million to $22.5 million
Adjusted EBITDA	$105.2 million to $112.5 million	$105.2 million to $112.5 million
Non-GAAP net income	$42.2 million to $46.6 million	$42.2 million to $46.6 million
Diluted net income per share	$0.14 to $0.17	$0.13 to $0.16
Non-GAAP diluted net income per share	$0.30 to $0.33	$0.29 to $0.32

Inovalon’s 2017 guidance excludes the impact of any additional acquisitions that have not yet been announced or consummated. In addition, while the Company’s sales pipeline contains a number of potentially significant strategic platform opportunities, 2017 guidance does not assume a significant contribution from these opportunities.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and net income, are included in this press release after the consolidated financial statements.

While the ongoing implementation of the share repurchase program or changes in the stock price could change the fully diluted share count, under the treasury stock method, the Company is assuming 142.7 million shares for the full year 2017. Additionally, the Company’s guidance assumes an effective tax rate of approximately 39.0% for the full year 2017.

Conference Call

Inovalon will host a conference call to discuss its third quarter 2017 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 89637940; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Third Quarter 2017 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including slides that will be referenced during the Company’s conference call.

About the Inovalon ONE™ Platform

The Inovalon ONE™ Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets able to be rapidly configured to empower the operationalization of large-scale data-driven and value-based healthcare initiatives. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, drive meaningful impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering a data-driven transformation from volume-based to value-based models throughout the healthcare industry. Through the Inovalon ONE™ Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem on massive scale, aggregate and analyze data in petabyte volumes to arrive at sophisticated insights in real-time, drive impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables the assessment and improvement of clinical and quality outcomes and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports nearly 500 healthcare organizations, Inovalon's platforms are informed by data pertaining to more than 903,000 physicians, more than 385,000 clinical facilities, and 231 million Americans. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, plans to repurchase shares of Class A common stock, and financial guidance for the full-year 2017. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE™ Platform, Data Diagnostics® and INDICES® Value-Based Provider Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017, included under the heading Item 1A, “Risk Factors.” The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

Inovalon Holdings, Inc.
Consolidated Statements of Income (unaudited)

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$115,855	$105,013	$334,739	$331,495
Expenses:
Cost of revenue(1)	38,431	35,433	113,914	120,570
Sales and marketing(1)	7,929	7,037	24,365	19,712
Research and development(1)	5,780	7,404	20,850	21,047
General and administrative(1)	36,283	37,209	108,002	105,222
Depreciation and amortization	13,550	8,904	38,514	25,794
Total operating expenses	101,973	95,987	305,645	292,345
Income from operations	13,882	9,026	29,094	39,150
Other income and (expenses):
Realized gains on short-term investments	—	9	—	4
(Loss) Gain on disposal of equipment	(243)	—	(381)	534
Interest income	1,365	1,450	4,045	4,424
Interest expense	(1,617)	(1,302)	(4,549)	(3,806)
Income before taxes	13,387	9,183	28,209	40,306
Provision for income taxes	5,146	1,376	10,840	13,883
Net income	$8,241	$7,807	$17,369	$26,423
Net income attributable to common stockholders, basic and diluted	$7,968	$7,771	$16,905	$26,308
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.06	$0.05	$0.12	$0.17
Diluted net income per share	$0.06	$0.05	$0.12	$0.17
Weighted average shares of common stock outstanding:
Basic	141,226	150,732	142,861	151,240
Diluted	141,699	151,562	143,327	152,122
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$474	$94	$1,189	$334
	Sales and marketing	561	140	1,456	446
	Research and development	349	186	929	927
	General and administrative	3,597	1,704	8,751	4,645
	Total stock-based compensation expense	$4,981	$2,124	$12,325	$6,352

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$232,555	$127,683
Short-term investments	293,101	445,315
Accounts receivable (net of allowances of $2,669 and $5,865 at September 30, 2017 and December 31, 2016, respectively)	83,818	85,591
Prepaid expenses and other current assets	11,747	12,100
Income tax receivable	4,104	15,165
Total current assets	625,325	685,854
Non-current assets:
Property, equipment and capitalized software, net	101,419	76,420
Goodwill	184,932	184,557
Intangible assets, net	93,176	103,549
Other assets	5,706	2,964
Total assets	$1,010,558	$1,053,344
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,509	$16,474
Accrued compensation	21,297	15,211
Other current liabilities	7,708	9,468
Deferred revenue	8,807	11,850
Deferred rent	1,520	1,016
Credit facilities	41,250	30,000
Capital lease obligation	108	115
Total current liabilities	111,199	84,134
Non-current liabilities:
Credit facilities, less current portion	202,500	236,250
Capital lease obligation, less current portion	136	215
Deferred rent	261	1,457
Other liabilities	11,932	13,158
Deferred income taxes	32,440	34,553
Total liabilities	358,468	369,767
Commitments and contingencies
Stockholders' equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of September 30, 2017 and December 31, 2016, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 77,425,861 shares issued and 64,681,372 shares outstanding at September 30, 2017; 72,271,298 shares issued and 64,786,705 shares outstanding at December 31, 2016	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 81,215,212 shares issued and outstanding at September 30, 2017; 83,303,628 shares issued and outstanding at December 31, 2016	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in-capital	532,084	516,300
Retained earnings	291,456	274,087
Treasury stock, Class A common stock, at cost, 12,744,489 and 7,508,985 shares at September 30, 2017 and December 31, 2016, respectively	(171,217)	(106,231)
Other comprehensive loss	(234)	(580)
Total stockholders' equity	652,090	683,577
Total liabilities and stockholders' equity	$1,010,558	$1,053,344

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$17,369	$26,423
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	12,325	6,352
Depreciation	27,129	20,368
Amortization of intangibles	11,385	5,426
Amortization of premiums on short-term investments	1,571	2,502
Realized gains on short-term investments	—	(4)
Tax payments for equity award issuances	—	95
Deferred income taxes	(1,540)	(3,110)
Excess tax benefits from stock-based compensation	—	(1,135)
Loss (Gain) on disposal of equipment	381	(534)
Change in fair value of contingent consideration	(2,900)	706
Bad debt expense	—	79
Changes in assets and liabilities:
Accounts receivable	5,259	1,332
Prepaid expenses and other current assets	1,931	(3,604)
Income taxes receivable	11,174	7,677
Other assets	(2,722)	4,189
Accounts payable	5,653	(5,903)
Accrued compensation	1,346	2,090
Other liabilities	(4,210)	5,866
Deferred rent	(696)	(557)
Deferred revenue	(2,507)	361
Net cash provided by operating activities	80,948	68,619
Cash flows from investing activities:
Maturities of short-term investments	150,696	248,998
Sales of short-term investments	—	31,549
Purchases of short-term investments	—	(164,737)
Purchases of property and equipment	(17,544)	(11,267)
Investment in capitalized software	(21,741)	(14,220)
Acquisitions, net of cash acquired of $1,535	(3,490)	—
Net cash provided by investing activities	107,921	90,323
Cash flows from financing activities:
Repurchase of common stock	(64,986)	(51,118)
Repayment of credit facility borrowings	(22,500)	(11,250)
Proceeds from exercise of stock options	3,781	5,111
Acquisition-related contingent consideration	—	(2,300)
Capital lease obligations paid	(84)	(31)
Tax payments for equity award issuances	(208)	(137)
Excess tax benefits from stock-based compensation	—	1,135
Net cash used in financing activities	(83,997)	(58,590)
Increase in cash and cash equivalents	104,872	100,352
Cash and cash equivalents, beginning of period	127,683	114,034
Cash and cash equivalents, end of period	$232,555	$214,386
Supplementary cash flow disclosure:
Cash paid during the period for:
Income taxes, net of refunds	$725	$10,014
Interest	4,416	3,600
Non-cash investing activities:
Accruals for purchases of property, equipment	8,295	816
Accruals for investment in capitalized software	3,892	492

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$8,241	$7,807	$17,369	$26,423
Depreciation and amortization	13,550	8,904	38,514	25,794
Realized gains on short-term investments	—	(9)	—	(4)
Loss (Gain) on disposal of equipment	243	—	381	(534)
Interest income	(1,365)	(1,450)	(4,045)	(4,424)
Interest expense	1,617	1,302	4,549	3,806
Provision for income taxes	5,146	1,376	10,840	13,883
EBITDA	27,432	17,930	67,608	64,944
Stock-based compensation	4,981	2,124	12,325	6,352
Acquisition costs:
Transaction costs	700	355	821	1,076
Integration costs	635	—	1,516	—
Contingent consideration accretion	(4,200)	117	(2,900)	706
Compensatory contingent consideration	911	5,241	1,408	11,087
Tax on equity exercises	—	—	32	95
Other non-comparable items(1)	341	528	2,673	1,360
Adjusted EBITDA	$30,800	$26,295	$83,483	$85,620
Adjusted EBITDA margin	26.6%	25.0%	24.9%	25.8%
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(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)
Inovalon defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Non-GAAP net income:
Net Income	$8,241	$7,807	$17,369	$26,423
Stock-based compensation	4,981	2,124	12,325	6,352
Acquisition costs:
Transaction costs	700	355	821	1,076
Integration costs	635	—	1,516	—
Contingent consideration accretion	(4,200)	117	(2,900)	706
Compensatory contingent consideration	911	5,241	1,408	11,087
Amortization of acquired intangible assets	3,850	1,772	11,385	5,426
Tax on equity exercises	—	—	32	95
Other non-comparable items(1)	341	528	2,673	1,360
Tax impact of add-back items	(2,905)	(2,512)	(10,621)	(8,991)
Non-GAAP net income	$12,554	$15,432	$34,008	$43,534

GAAP basic net income per share	$0.06	$0.05	$0.12	$0.17
GAAP diluted net income per share	$0.06	$0.05	$0.12	$0.17
Non-GAAP basic net income per share	$0.09	$0.10	$0.24	$0.29
Non-GAAP diluted net income per share	$0.09	$0.10	$0.24	$0.29
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Non-GAAP Net Income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	September 30,
(in thousands)	2017	2016
MORE[2] Registry® dataset metrics
Unique patient count(1)	230,916	139,534
Medical event count(2)	34,316,048	11,965,465
Trailing 12 month Patient Analytics Months (PAM)(3)	36,624,786	25,286,198
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed by the Company’s analytical platform to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measureable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2017	2016	2017	2016
Investment in Innovation:
Research and development(1)	$5,780	$7,404	$20,850	$21,047
Capitalized software development(2)	9,637	5,248	24,570	16,780
Research and development infrastructure investments(3)	4,454	512	14,040	3,491
Total investment in innovation	$19,871	$13,164	$59,460	$41,318
As a percentage of revenue
Research and development(1)	5%	7%	6%	6%
Capitalized software development(2)	8%	5%	7%	5%
Research and development infrastructure investments(3)	4%	1%	5%	1%
Total investment in innovation	17%	13%	18%	12%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)	Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (Unaudited)

	Guidance Range
	Year Ending December 31, 2017
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net Income	$20	$24
Depreciation and amortization	52	52
Interest expense	6	6
Interest income	(6)	(6)
Provision for income taxes(1)	13	15
EBITDA	85	91
Stock-based compensation	17	17
Acquisition costs:
Transaction costs	—	—
Integration costs	2	2
Contingent consideration accretion	(3)	(2)
Compensatory contingent consideration	2	2
Other non-comparable items(2)	2	3
Adjusted EBITDA	$105	$113
Adjusted EBITDA margin	23.5%	24.6%
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(1)	A 39% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (Unaudited)

	Guidance Range
	Year Ending December 31, 2017
(In millions, except per-share amounts)	Low	High
Reconciliation of Net Income to Non-GAAP net income:
Net Income	$20	$24
Stock-based compensation	17	17
Acquisition costs:
Transaction costs	—	—
Integration costs	2	2
Contingent consideration accretion	(3)	(2)
Compensatory contingent consideration	2	2
Amortization of acquired intangible assets	15	15
Other non-comparable items(1)	2	3
Tax impact of add-back items(2)	(13)	(14)
Non-GAAP net income	$42	$47

GAAP diluted net income per share	$0.14	$0.17
Non-GAAP diluted net income per share	$0.30	$0.33
Weighted average shares of common stock outstanding - diluted	142,700	142,700
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 39% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
Non-GAAP Financial Measures
Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.
Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.
These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.
Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.
Non-GAAP net income
The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.
The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com